SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 23, 2001
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                         NATIONAL PENN BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


           Pennsylvania                0-10957           23-2215075
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     (State or other jurisdiction    (Commission     (I.R.S. Employer
          of incorporation)          File Number)       Ident. No.)


        Philadelphia and Reading Avenues, Boyertown, PA        19512
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           (Address of principal executive office)         (Zip Code)


       Registrant's telephone number, including area code (610) 367-6001
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events.
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     Purchase of Kutztown, PA Branch
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     On July 23, 2001,  National Penn Bank, the principal banking  subsidiary of
National Penn Bancshares, Inc., entered into an agreement with PNC Bank, N.A., providing for National Penn Bank's purchase of PNC Bank's branch located in Kutztown, PA. The agreement includes the acquisition of the PNC Bank branch office, related deposits and consumer loans and small business relationships.
National  Penn  will  acquire   approximately  $39.4  million  in  deposits  and
approximately $10.4 million in consumer and business banking loans, along with related fixed assets and safe deposit business.

     The purchase of the Kutztown branch is subject to a number of customary closing conditions, including regulatory approvals. National Penn expects that the transaction will close in fourth quarter 2001.

     Stock Repurchase Program
     ------------------------

     On July 25, 2001, the Board of Directors of National Penn Bancshares, Inc. authorized the repurchase, from time to time, of up to 975,000 shares of its common stock in the open market or in negotiated transactions, including repurchases from National Penn directors and officers, depending upon market conditions, prudent capital management and other factors. No timetable has been set for the repurchases. As of June 30, 2001, National Penn had 19,456,227 shares of common stock outstanding.

     National Penn will use the repurchased shares to fund its dividend reinvestment plan, stock option plans, employee stock purchase plan, and other stock-based benefit plans.

     Forward-Looking Statements
     --------------------------

     Statements made herein concerning the proposed purchase of the Kutztown branch and the new stock repurchase program are forward- looking statements. Actual results could differ materially due to the following risks and uncertainties--deteriorating economic conditions; increased competition; interest rate movements; market volatility in the securities markets; legislative or regulatory developments; merger-related synergies, savings and integration issues; technological changes; and other risks and uncertainties discussed in National Penn's reports filed from time to time with the Securities and Exchange Commission. National Penn cautions readers not to place undue reliance on these statements. National Penn undertakes no obligation to publicly release or update any of these statements.

                                    SIGNATURE
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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NATIONAL PENN BANCSHARES, INC.


                                            By   /s/Wayne R. Weidner
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                                                 Name:  Wayne R. Weidner
                                                 Title:  President and CEO


Dated:  July 25, 2001